iShares Trust

Screen #2 attachment for funds beyond series 99

104                ISHARES S&P U.S. PREFERRED STOCK INDEX FUND   N
108                ISHARES S&P DEVELOPED EX-U.S. PROPERTY INDEX FUND   N
119        ISHARES S&P GLOBAL INFRASTRUCTURE INDEX FUND        N
122        ISHARES S&P ASIA 50 INDEX FUND                      N
131                ISHARES S&P GLOBAL CLEAN ENERGY INDEX FUND   N
132                ISHARES S&P GLOBAL NUCLEAR ENERGY INDEX FUND        N
133                ISHARES S&P GLOBAL TIMBER & FORESTRY INDEX FUND     N
151                ISHARES S&P EMERG MARKETS INFRASTRUCTURE INDEX FUND N
152                ISHARES RUSSELL TOP 200 INDEX FUND                                                                                                                    N
153                ISHARES RUSSELL TOP 200 GROWTH INDEX FUND   N
154                ISHARES RUSSELL TOP 200 VALUE INDEX FUND   N
158                ISHARES S&P INDIA NIFTY 50 INDEX FUND   N
164                ISHARES 2012 S&P AMT-FREE MUNICIPAL SERIES          Y
165                ISHARES 2013 S&P AMT-FREE MUNICIPAL SERIES          N
166                ISHARES 2014 S&P AMT-FREE MUNICIPAL SERIES          N
167                ISHARES 2015 S&P AMT-FREE MUNICIPAL SERIES          N
168                ISHARES 2016 S&P AMT-FREE MUNICIPAL SERIES          N
169                ISHARES 2017 S&P AMT-FREE MUNICIPAL SERIES          N
196        ISHARES S&P INTERNATIONAL PREFERRED STOCK INDEX     N
224        ISHARES 2018 S&P AMT-FREE MUNICIPAL SERIES         N      225        ISHARES 2019 S&P AMT-FREE MUNICIPAL SERIES   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm